UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-3034	41-0448030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 330-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2021, Ben Fowke, Chairman and Chief Executive Officer of Xcel Energy Inc. (the “Company”), notified the Company that he will retire as Chief Executive Officer effective August 18, 2021. The Board of Directors (“Board”) of the Company has determined that, following his retirement as Chief Executive Officer, Mr. Fowke will continue as Executive Chairman of the Company for a transition period to be determined by the Board.

In addition, on May 12, 2021, the Board elected Robert Frenzel to serve as the Company’s President and Chief Executive Officer effective August 18, 2021. Mr. Frenzel is currently serving as the Company’s President and Chief Operating Officer where he leads the Company’s four utility operating companies, as well as the transmission, distribution and natural gas operations. Prior to that, Mr. Frenzel served as Chief Financial Officer, where he led the finance, tax, accounting and corporate development functions of Xcel Energy and its subsidiary companies. Mr. Frenzel joined Xcel Energy in 2016 from Energy Future Holdings, Inc., where he served as the Chief Financial Officer for Luminant, its competitive power generating subsidiary. Mr. Frenzel previously worked as vice president in the investment banking division of Goldman Sachs, following his tenure as a manager and senior consultant in the strategy, finance and economics practice at Arthur Andersen. After college, he served in the United States Navy for six years, working as a nuclear engineering officer and weapons officer. Following active duty, he served in the Navy Reserves and was promoted to lieutenant commander. Mr. Frenzel earned his bachelor’s degree in industrial engineering from Georgia Tech and his master’s degree in business administration from the University of Chicago Booth School of Business.

There are no arrangements or understandings between Mr. Frenzel and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Frenzel and any director or officer of the Company or any other related-party transaction of the Company involving Mr. Frenzel.

Compensation arrangements for Mr. Fowke and Mr. Frenzel in connection with the foregoing management changes will be determined at a later date and disclosed in an amendment to this Form 8-K.

Item 7.01	Regulation FD Disclosure.

On May 13, 2021, the Company issued a press release relating to the announcement described in Item 5.02. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K.

The information (including Exhibit 99.1) being furnished pursuant to this “Item 7.01 Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

99.1	Press Release dated May 13, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL ENERGY INC.
(a Minnesota corporation)

By:	/s/ Brian J. Van Abel
Name:	Brian J. Van Abel
Title:	Executive Vice President, Chief Financial Officer

Date: May 13, 2021